UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)

March 11, 2024

PATTERSON COMPANIES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Minnesota	0-20572	41-0886515
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1031 Mendota Heights Road

St. Paul, Minnesota 55120

(Address of Principal Executive Offices, including Zip Code)

(651) 686-1600

(Registrant’s Telephone Number, including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01	PDCO	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On March 11, 2024, the Board of Directors of Patterson Companies, Inc. (the “Company”) approved a new share repurchase authorization for the repurchase of up to $500 million of the Company’s common stock through March 16, 2027. The new authorization replaces the March 2021 share repurchase authorization for the repurchase of up to $500 million of the Company’s common stock, which was scheduled to expire on March 16, 2024 and under which there was $194.9 million remaining. Under the new authorization, repurchases may be made from time to time, on the open market, in accordance with the terms of Exchange Act Rule 10b-18. Shares may be repurchased through the use of trading plans intended to qualify under Exchange Act Rule 10b5-1. The repurchase authorization may be amended or terminated by the Company’s Board of Directors at any time without prior notice. The timing and amount of any share repurchases under the new authorization will be determined by management and will depend on a variety of factors, including price, general business and market conditions, and other investment opportunities. The new share repurchase authorization does not obligate the Company to repurchase any shares of its common stock.

On March 11, 2024, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share, payable on, or about, May 3, 2024, to shareholders of record as of the close of business on April 19, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PATTERSON COMPANIES, INC.

Date: March 12, 2024	By:	/s/ Les B. Korsh
Les B. Korsh
Chief Legal Officer and Corporate Secretary